EXHIBIT 99.1

December 24, 2013

Rhonda,
Gentlemen,

Coming back from an urgent medical check-up, I'm forded to resign as CEO and President and Director of Blacksands with immediate effect due to my fast deteriorating health !

Kind regards, and merry Christmas!

/s/ BRUNO MOSIMANN